EXHIBIT 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended April 30, 2004

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	CFC
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue - Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	905,683	—	288	—	161	—	291	—	—	—	906,423
Salaries, Wages, and Benefits	189,884	—	—	—	—	—	—	—	—	—	189,884
Purchased Transportation	435	—	12,351	—	—	—	—	—	—	—	12,786
Operating Taxes and Licensing	117,229	—	—	—	—	—	18,286	—	—	—	135,515
Claims and Insurance	26,375	—	—	—	—	—	5,059	—	1,735	—	33,169
Rents	(49,241)	—	—	—	—	—	—	—	—	—	(49,241)
Other G&A Expense	147,545	—	(1,563)	—	738	—	—	—	—	—	146,720
(Gain)/Loss on Sale of Assets	(3,547,060)	—	—	—	—	—	(2,955,481)	—	—	—	(6,502,541)

Total Operating Expenses	(2,209,150)	—	11,076	—	899	—	(2,931,845)	—	1,735	—	(5,127,285)

Operating Income (Loss)	2,209,150	—	(11,076)	—	(899)	—	2,931,845	—	(1,735)	—	5,127,285
Other Interest Expense	(126)	—	—	—	—	—	—	—	—	—	(126)

Interest Expense	(126)	—	—	—	—	—	—	—	—	—	(126)
Temporary Investment Interest	55,132	—	—	—	—	—	38,479	—	8,677	—	102,288
Other Interest Income	49,423	—	—	—	—	—	—	—	—	—	49,423

Interest Income	104,555	—	—	—	—	—	38,479	—	8,677	—	151,711
Other Miscellaneous, Net	3,214	—	—	—	—	—	—	—	—	—	3,214

Income (Loss) Before Taxes	2,316,793	—	(11,076)	—	(899)	—	2,970,324	—	6,942	—	5,282,084
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—
Net Income (Loss)	$2,316,793	$—	$(11,076)	$—	$(899)	$—	$2,970,324	$—	$6,942	$—	$5,282,084